1st Point Communications, LLC
Endstream Communications, LLC
Open Data Centers, LLC
Combined Balance Sheets

	December 31,
	2017	2016
Assets
Current Assets
Cash and cash equivalents	$84,815	$87,860
Accounts receivable	336,919	375,356
Prepaid expenses	12,679	7,404
Total current assets	434,413	470,620

Property and equipment, net	137,161	700,257

Other assets	700,768	259,377

Total assets	$1,272,342	$1,430,254

Liabilities and Members' Equity
Current Liabilities
Accounts payable and accrued expenses	$687,426	$714,249
Loans payable	186,286	267,789
Rent concessions	149,237	163,024
Deferred Revenue	199,953	162,423
Total current liabilities	1,222,902	1,307,485

Members' equity	49,440	122,768

Total liabilities and members' equity	$1,272,342	$1,430,253

See accompanying notes to combined financial statements.

Endstream Communications, LLC
Open Data Centers, LLC
Combined Statements of Operations and Members' Equity

	For the Years Ended
	December 31,
	2017	2016

Revenues	$3,455,160	$4,287,257

Cost of sales	3,245,037	4,023,983
Selling, general and administrative expenses	578,120	477,636
Depreciation expense	51,483	55,975
Total operating expenses	3,874,640	4,557,594

Operating income (loss)	(419,480)	(270,337)

Other expenses	20,743	11,850

Net income (loss)	(440,223)	(282,187)

Members' equity, beginning of year	468,165	750,352

Members' equity, end of year	$27,942	$468,165

See accompanying notes to combined financial statements.

1st Point Communications, LLC
Endstream Communications, LLC
Open Data Centers, LLC
Combined Statements of Cash Flows

	For the Years Ended
	December 31,
	2017	2016
OPERATING ACTIVITIES
Net income (loss)	$(440,223)	$(282,187)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation expense	51,483	55,975
Changes in operating assets and liabilities:
Accounts receivable	123,251	(25,939)
Prepaid expenses	(12,680)	(7,404)
Accounts payable	(26,823)	286,425
Deferred revenue	199,953	162,423
Rent concessions	(14,466)	(14,466)
Net cash provided by (used in) operating activities	(119,505)	174,827

INVESTING ACTIVITIES
Purchase of property and equipment	(39,750)	(78,710)
Security Deposits	-	(25,570)
Acquisition of customer contracts	(4,400)	(394,712)
Net cash provided by (used in) investing activities	(44,150)	(498,992)

FINANCING ACTIVITIES
Proceeds from loans	(81,503)	217,441
Partner investments	307,963	194,943
Partner distributions	(65,850)	(83,222)
Net cash provided by (used in) financing activities	160,610	329,162

Net increase (decrease) in cash	(3,045)	4,997

Cash, beginning of year	87,860	82,863

Cash, end of year	$84,815	$87,860

SUPPLEMENTAL DISCLOSURES OF CASH FLOW ACTIVITIES:
Cash paid for interest	$16,887	$10,233

Cash paid for taxes	$413	$7

See accompanying notes to combined financial statements.

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

1stPoint Communications, LLC is a telecommunications carrier providing advanced hosted voice and SMS services to other telecommunications operators as well as providing voice, data, SMS and collaboration tools to business clients. 1stPoint holds CLEC licenses in states including New York State and Florida. 1stPoint’s subsidiary, Shelcomm, Inc. holds a nationwide CMRS (Commercial Mobile Radio Services) license and licensed spectrum in several markets. Endstream Communications is, LLC a nationwide wholesale voice provider. Open Data Centers, LLC is a carrier neutral colocation provider, with data center facilities in Piscataway, NJ and Homewood, AL.

1stPoint Communications, LLC, Shelcomm, Inc. and Open Data Centers, LLC were acquired by Hammer Fiber Optics Holdings Corp on 1 November, 2018. Endstream Communications, LLC was acquired by Hammer Fiber Optics Holdings Corp on 17 December 2018 upon receiving regulatory approval from the Federal Communications Commission.

NOTE 2 – CORPORATE HISTORY AND BACKGROUND ON MERGER

Endstream Communications, LLC was founded in July of 2007 with the intention of providing wholesale voice services worldwide. In 2016 Endstream acquired the assets of Mainstream Communications, LLC and consolidated Mainstream’s operations into its existing network. The company’s primary market is in the United States.

1stPoint Communications, LLC was founded in January of 2012 to provide telecommunications services to enterprise clients and other telecommunications carriers. In 2016 1stPoint acquired the assets of WebSite Source, a web hosting and virtual private server provider and integrated its operations. In January of 2018 1stPoint acquired an equity interest in Shelcomm, Inc. in a joint venture with Empire Ventures, LLC in order to expand its reach in the SMS market. In February of 2018 1stPoint acquired the assets of Internet Area Network, which provides virtual desktop services to small business clients. In July 2017 1stPoint acquired the assets of HiWAAY Information Services, a hosting, IT and colocation services provider in the Birmingham, AL area.

Open Data Centers was founded in 2012 to provide carrier neutral colocation services in Piscataway, NJ. It added the HiWAAY colocation facility in 2018 when 1stPoint acquired the assets of HiWAAY.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial statements for the periods ending December 31, 2016 and December 31, 2017 are audited. The interim financial statements for the period ending October 31, 2018 are unaudited. The 2018 financial statements are prepared in accordance with requirements for unaudited interim periods and consequently do not include all disclosures required to be in conformity with accounting principles generally accepted in the United States of America. The results of operations for the interim periods are not necessarily indicative of the results for the full year. In management's opinion, all adjustments necessary for a fair presentation of the Company's financial statements are reflected in the interim periods included and are of a normal recurring nature. Because the acquisitions of the assets of HiWAAY Information Services was not closed until July 1, 2018, the 2018 financial statements do not reflect the full benefit of those assets.

The determination of the Basis of Presentation was in accordance with the rules provided under Regulation S-X 3.05. The Regulation S-X testing was prepared by Hammer staff in accordance with the practices of Regulation S-X and was fully documentation. The Regulation S-X testing memorandum has been included herein.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the useful lives of the assets. For network service equipment, and furniture and fixtures, the useful life is three years, respectively. Leasehold Improvements are depreciated over the full lifecycle of the lease. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred unless the repairs represent an extension of the useful life of the equipment, in which case they are depreciated on the same basis as the underlying asset.

Impairment of long-lived assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted cash flows to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Indefinite lived intangible assets

The Company reviews property, plant and equipment, inventory component prepayments and certain identifiable intangibles, excluding goodwill, for impairment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If property, plant and equipment, inventory component prepayments and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair value. The Company has not recorded any related impairment losses.

The Company does not amortize goodwill and intangible assets with indefinite useful lives, rather such assets are required to be tested for impairment at least annually or sooner whenever events or changes in circumstances indicate that the assets may be impaired. The Company has not recorded any related impairment losses.

1stPoint Communications, LLC retired its long distance calling business, formerly known as WorldTalk. The intangible asset were tested in accordance with impairment doctrine and were considered fully impaired and written down in accordance with accounting rules.

Revenue recognition

The entities use the principles of ASC 606. Revenue is measured based on a consideration specified in a contract or agreement with a customer. The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer. Incidental items that are immaterial in the context of the contract are recognized as expense. Unearned revenues are recorded when cash payments are received or due in advance of the performance of the services. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer, are excluded from revenue.

1stPoint’s revenues consist of monthly, quarterly, semi-yearly, yearly and bi-yearly post paid and pre-paid services. Pre-payments are accrued as deferred revenue, and evenue begins accruing as service is delivered at commencement of the customer’s service contract. In the event a customer is pre-paid, revenues are deferred until the services are rendered.

Endstream’s revenues are variable and provided on both a post-paid and pre-paid basis. Pre-payments are accrued as deferred revenue. Revenue begins accruing as service is delivered at commencement of the customer’s service contract. In the event a customer is pre-paid, revenues are deferred until the services are rendered.

Open Data Centers’ revenues are billed monthly and no customers are pre-paid. All revenues are accrued in the period that they are delivered.

Combination of financial statements

The financial statements herein were prepared in accordance with the requirements of Regulation S-X. The financial statements of Endstream Communications, LLC, 1stPoint Communications, LLC and Open Data Centers were prepared in accordance with combination doctrine as required by Regulation S-X. Shelcomm, Inc. was considered immaterial under Regulation S-X testing.

NOTE 4 – COMMITMENTS AND LEASES

Open Data Centers, LLC is committed to a long term operating leases for its facilities in Piscataway, NJ. There are five more years remaining on the lease with two (2) four (4) year extensions.

The future minimum lease payments are provided below.

Amount
For the year ended July 31, 2019	$365,272.44
For the fiscal year ended July 31, 2020	376,230.72
For the fiscal year ended July 31, 2021	387,517.68
For the fiscal year ended July 31, 2022	399,143.16
For the fiscal year ended July 31, 2023	411,117.48
For the fiscal year ended July 31, 2024	423,450.96

NOTE 5 – GOING CONCERN

The accompanying combined financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s continuation as a going concern is dependent upon, among other things, its ability to increase revenues, adequately control operating expenses and receive debt and/or equity capital from third parties. No assurance can be given that the Company will be successful in these efforts.

NOTE 6 – PROPERTY AND EQUIPMENT

1stPoint Communications, LLC and Open Data Centers, LLC both operate property and equipment which has been depreciated in accordance with the policies set forth above.

NOTE 7 – INDEFINITE LIVED INTANGIBLE ASSETS

Endstream Communications, LLC has $111,421.49 of recognized indefinite lived intangible assets, which consist of the customer contracts obtained as part of the Mainstream acquisition in 2016. 1stPoint Communications, LLC has $852,400.00 of recognized recognized indefinite lived intangible assets which consist of the customer contracts obtained as part of the WebSite Source, HiWAAY Information Services asset purchase and $16,500 in assets associated with the purchase of some of the equity of Shelcomm, Inc.